                                                                       EXHIBIT 1


                     EDWARD AND NORMA PHILLIPS FAMILY TRUST

                                  -----------

                                  June 5, 1991

                               TABLE OF CONTENTS

                                   ARTICLE 1
                                   ---------

                            INTRODUCTORY PROVISIONS
                            -----------------------

     1.1           TRUST ESTATE                                              1
     1.2           NAMES OF TRUSTS                                           1
     1.3           TRUSTEE                                                   1
     1.4           TRUSTORS                                                  1
     1.5           FAMILY DECLARATIONS                                       1
     1.6           CHARACTER OF TRUST PROPERTY                               2
     1.7           NO CONTRACT FOR TRUST DISPOSITION                         2

                                   ARTICLE 2
                                   ---------

                      TRUST DURING TRUSTORS' JOINT LIVES
                      ----------------------------------

     2.1           PAYMENTS IN TRUSTEE'S DISCRETION                          2
     2.2           TRUSTORS' POWER TO DIRECT PAYMENTS                        3
     2.3           TRUSTORS' USE OF RESIDENCE                                3
     2.4           LIMITATIONS IF TRUSTOR INCAPACITATED                      3
     2.5           TRUSTEE'S EXERCISE OF DISCRETION                          4

                                   ARTICLE 3
                                   ---------

                       DIVISION ON DEATH OF FIRST SPOUSE
                       ---------------------------------

     3.1           DIVISION OF COMMUNITY PROPERTY                            4
     3.2           DECEASED SPOUSE'S EXPENSES                                5
     3.3           DIVISION INTO SEPARATE TRUSTS-IF NORMA IS THE
                    SURVIVING SPOUSE                                         5
     3.4           DIVISION INTO SEPARATE TRUSTS-IF ED IS THE
                    SURVIVING SPOUSE                                         6
     3.5           MARITAL DEDUCTION AMOUNT                                  6
     3.6           DISCLAIMERS BY SURVIVING SPOUSE                           7

                                   ARTICLE 4
                                   ---------

                   TRUSTS DURING SURVIVING SPOUSE'S LIFETIME
                   -----------------------------------------


                            A.  SURVIVOR'S TRUST
                                ----------------
     4.1           DISCRETIONARY PAYMENTS BY TRUSTEE                         8
     4.2           SURVIVING SPOUSE'S POWER TO DIRECT PAYMENTS               8
     4.3           INCAPACITY OF SURVIVING SPOUSE                            8
     4.4           GENERAL POWER OF APPOINTMENT                              9

                             B.  MARITAL TRUST
                                 -------------

     4.5           QTIP ELECTION                                             9
     4.6           QUALIFIED AND NONQUALIFIED MARITAL TRUST                 10
     4.7           EXEMPT AND NONEXEMPT MARITAL TRUST                       10
     4.8           ADMINISTRATION OF MARITAL TRUSTS                         10

     4.9           INCOME PAYMENTS FROM MARITAL TRUSTS                       10
     4.10          PRINCIPAL PAYMENTS FROM MARITAL TRUSTS                    10
     4.11          LIMITED POWER OF WITHDRAWAL                               11
     4.12          LIMITED POWER OF APPOINTMENT                              11
     4.13          MARITAL DEDUCTION LIMITATIONS                             11

                            C.  EXEMPTION TRUST
                                ---------------

     4.14           PAYMENTS FROM EXEMPTION TRUST                            12
     4.15           LIMITED POWER OF APPOINTMENT                             12
     4.16           SURVIVING SPOUSE'S RESIDENCE                             13
     4.17           EXERCISE OF DISCRETION                                   13

                                ARTICLE 5
                                ---------

                   DISTRIBUTION AFTER DEATH OF SURVIVING SPOUSE
                   --------------------------------------------

     5.1           COLLECTION OF TRUST ASSETS                                13
     5.2           SURVIVING SPOUSE'S EXPENSES                               14
     5.3           DISTRIBUTION OF PERSONAL ARTICLES                         14
     5.4           DIVISION INTO SEPARATE SHARES                             14
     5.5           TRUSTS FOR TRUSTORS' CHILDREN                             15
     5.6           JAMIE AND JULIE'S TRUST                                   16
     5.7           TRUSTS FOR TRUSTORS' DESCENDANTS                          18
     5.8           DISTRIBUTION OF ANY REMAINDER                             19
     5.9           TERMINATION OF ALL TRUSTS                                 20


                                ARTICLE 6
                                ---------

                           REVOCATION AND AMENDMENT
                           ------------------------

     6.1           REVOCATION DURING TRUSTORS' JOINT LIVES                   20
     6.2           AMENDMENT DURING TRUSTORS' JOINT LIVES                    20
     6.3           REVOCATION AND AMENDMENT BY SURVIVING SPOUSE              21
     6.4           REVOCATION AND AMENDMENT PERSONAL TO TRUSTORS             21
     6.5           TRUSTS IRREVOCABLE AFTER FIRST SPOUSE'S DEATH             21

                               ARTICLE 7
                               ---------

                             TRUSTEE PROVISIONS
                             ------------------

     7.1           SUCCESSOR TRUSTEES                                        21
     7.2           DESIGNATION OF SUCCESSORS                                 22
     7.3           RESIGNATION OF TRUSTEE                                    22
     7.4           TRUSTEE'S COMPENSATION                                    22
     7.5           EMPLOYMENT OF AGENTS AND ADVISORS                         22
     7.6           DISCLAIMER OF ADMINISTRATIVE POWERS                       23
     7.7           EXERCISE OF POWERS IN FIDUCIARY CAPACITY                  23
     7.8           WAIVER OF BOND                                            23
     7.9           TRUSTEE'S LIABILITY                                       23
     7.10          CO-TRUSTEE'S LIABILITY                                    23
     7.11          SUCCESSOR TRUSTEE'S LIABILITY                             23
     7.12          NOTICE OF EVENTS AFFECTING INTERESTS                      24
     7.13          AUTHORITY OF COTRUSTEES                                   24

                               ARTICLE 8
                               ---------
                       ADMINISTRATIVE POWERS OF TRUSTEE
                       --------------------------------

      8.1           GENERAL AUTHORITY OF TRUSTEE                             24
      8.2           TRUSTEE'S STANDARD OF CARE                               24
      8.3           TRUSTEE'S INVESTMENT AUTHORITY                           24
      8.4           AUTHORITY TO RETAIN PROPERTY                             24
      8.5           MANAGEMENT OF SECURITIES                                 25
      8.6           EXERCISE OF VOTING RIGHTS                                25
      8.7           NOMINEE HOLDING AUTHORIZED                               25
      8.8           BORROWING AND ENCUMBERING                                26
      8.9           INSURING TRUST PROPERTY                                  26
     8.10           LITIGATION AND COMPROMISE OF CLAIMS                      26
     8.11           TRUSTEE'S POWERS ON DISTRIBUTION                         26
     8.12           TRUSTEE'S POWERS SURVIVE TRUST TERMINATION               26

                               ARTICLE 9
                               ---------

                        ACCOUNTING AND TAX PROVISIONS
                        -----------------------------

     9.1            ACCOUNTING BY TRUSTEE                                    27
     9.2            DETERMINATION OF PRINCIPAL AND INCOME                    27
     9.3            ALLOCATION OF INCOME AND EXPENSES                        27
     9.4            ADJUSTMENT FOR TAX CONSEQUENCES                          27
     9.5            PURCHASE AND REDEMPTION OF FLOWER BONDS                  27

                               ARTICLE 10
                               ----------

                       TRUST ADMINISTRATION PROVISIONS
                       -------------------------------

     10.1           ADDITIONS TO TRUST                                       28
     10.2           NO PHYSICAL DIVISION REQUIRED                            28
     10.3           TRANSACTIONS WITH TRUSTOR'S PROBATE ESTATE               28
     10.4           RESTRICTION ON ASSIGNMENT                                29
     10.5           DISCLAIMER BY BENEFICIARIES                              29
     10.6           PAYMENTS FOR EDUCATION                                   29
     10.7           LOANS TO BENEFICIARY                                     29
     10.8           BENEFICIARY UNDER LEGAL DISABILITY                       29
     10.9           DISTRIBUTION TO CUSTODIAN                                29
     1O.10          DEFERRAL OF DIVISION OR DISTRIBUTION                     30
     10.11          WITHHOLDING DISTRIBUTION SUBJECT TO CLAIMS               30
     10.12          EXERCISE OF POWERS OF APPOINTMENT                        30
     10.13          NO-CONTEST CLAUSE                                        31
     10.14          CHOICE OF LAW                                            31
     10.15          CERTIFICATION OF TRUST                                   31
     10.16          OCCUPANCY OF RESIDENCE BY CHILDREN AND GUARDIANS         31

                               ARTICLE 11
                               ----------

                              DEFINITIONS
                              -----------

     11.1           TRUSTEE                                                  32
     11.2           CURRENT BENEFICIARY                                      32
     11.3           DEATH TAXES                                              32

    11.4            DECEASED SPOUSE                                          32
    11.5            DESCENDANTS                                              32
    11.6            EDUCATION                                                32
    11.7            INTERNAL REVENUE CODE                                    33
    11.8            BY RIGHT OF REPRESENTATION                               33
    11.9            SURVIVING SPOUSE                                         33
    11.10           SURVIVOR'S TRUST                                         33
    11.11           MARITAL TRUST                                            33
    11.12           MARITAL TRUSTS                                           33
    11.13           QTIP ELECTION                                            33
    11.14           EXEMPTION TRUST                                          33
    11.15           JAMIE AND JULIE'S TRUST                                  33


                                ARTICLE 12
                                ----------

                          RULES OF CONSTRUCTION
                          ---------------------


    12.1            SHALL AND MAY                                            34
    12.2            STATUTES, CODES AND REGULATIONS                          34
    12.3            GENDER AND NUMBER                                        34
    12.4            SEVERABILITY CLAUSE                                      34
    12.5            USE OF HEADINGS                                          34
    12.6            ARTICLE AND PARAGRAPH REFERENCES                         34

                           CERTIFICATION BY TRUSTORS

                             ACCEPTANCE BY TRUSTEE

                              DECLARATION OF TRUST


     EDWARD PHILLIPS III and NORMA J. PHILLIPS, the trustee, declare that EDWARD PHILLIPS III and NORMA J. PHILLIPS, the trustors, hereby create the EDWARD AND NORMA PHILLIPS FAMILY TRUST. All property subject to this instrument, including any additional property transferred to the trustee from time to time, shall be held, administered, and distributed in accordance with the terms of this instrument.

                                   ARTICLE 1
                                   ---------

                            INTRODUCTORY PROVISIONS
                            -----------------------

     1.1 TRUST ESTATE. All property subject to this instrument is referred to as the "trust estate." Additional property acceptable to the trustee may be added to the trust estate at any time by the trustors or by any other person.

     1.2 NAMES OF TRUSTS. The initial trust created by this instrument and continuing during the trustors' joint lives is called the "EDWARD AND NORMA PHILLIPS FAMILY TRUST." Each additional trust created in this instrument may be referred to by the name given to it in Article 3 or by any other convenient name designated by the trustee in a written instrument filed with the trust records.

     1.3 TRUSTEE. EDWARD PHILLIPS III and NORMA J. PHILLIPS are collectively the initial trustee. The successor trustees are named in Article 7 of this instrument. All references to the trustee in this instrument shall include any trustee or co-trustees acting under this instrument at any time.

     1.4 TRUSTORS. The term "trustors" as used in this instrument refers only to EDWARD PHILLIPS III and NORMA J. PHILLIPS, the initial trustors of this trust. The terms "trustor" and "spouse" may refer to either trustor depending on the context.

     1.5 FAMILY DECLARATIONS. The trustors have two (2) children living on the date of this instrument, whose names and dates of birth are:


           EMILY SUZANNE PHILLIPS                               APRIL 5, 1978
           EDWARD TYLER PHILLIPS IV                              JULY 1, 1985

All references in this instrument to a "child of the trustors" and any similar terms shall refer only to the trustors' children named above.

EDWARD PHILLIPS III ("Ed") has two (2) children from a prior marriage living on the date of this instrument, whose names and dates of birth are:

          JULIE DANIELLE PHILLIPS                            MARCH 24, 1965
          JAIME DENISE PHILLIPS                              FEBRUARY 27, 1968

All references in this instrument to a "Ed's child" and any similar terms shall refer only to Ed's children named above.

     1.6 CHARACTER OF TRUST PROPERTY. Any community property or separate property transferred to this trust shall remain community property or separate property, as the case may be. Any community property or separate property distributed or withdrawn from this trust, including any income or appreciation of that property, shall remain community property or separate property, as the case may be, unless there has been a valid transmutation of the property at the time the distribution or withdrawal is made. Notwithstanding the foregoing, the trustee shall have full power to convey and otherwise manage and control the trust property in accordance with the provisions of this instrument without the joinder or consent of either trustor.

     1.7 NO CONTRACT FOR TRUST DISPOSITION. Except for this instrument, neither trustor has made any agreement controlling the disposition of the trust property and this instrument shall not be construed as evidence of any such agreement.

                                   ARTICLE 2
                                   ---------

                       TRUST DURING TRUSTORS' JOINT LIVES
                       ----------------------------------

     During the joint lifetimes of the trustors, the trustee shall hold, administer, and distribute the trust estate for the benefit of the trustors as provided in this Article 2.

     2.1 PAYMENTS IN TRUSTEE'S DISCRETION. In the absence of written instructions from the trustors, the trustee shall pay to or apply for the benefit of the trustors as much of the net income and principal of the trust estate as the trustee, in the trustee's discretion, considers appropriate for the trustors' support, care, comfort, and general welfare, in accordance with their accustomed manner of living. In making these payments, the trustee may take into account, to the extent the trustee considers advisable, the trustors' other income and financial resources outside this trust. Any net income not distributed shall be accumulated and added to principal. Consistent with the trustee's fiduciary duties, the trustee may pay more to or apply more for the benefit of one trustor than the other. The trustee may make payments to either trustor for the account of the community, provided that the trustor receiving the payments shall have the same duty to use the payments for the trustors' benefit as he or she has with respect to any other community property. The trustee's powers under this paragraph shall be subject to the limitations of paragraph 2.4.

     2.2 TRUSTORS' POWER TO DIRECT PAYMENTS. Subject to the limitations of paragraph 2.4 below, the trustee shall pay to or apply for the benefit of the trustors as much of the net income and principal of the trust estate as either or both trustors may request in writing from time to time. In addition, the trustors, acting jointly, may at any time direct the trustee in writing to make single or periodic payments from the trust estate to any other person or organization. The trustee shall promptly comply with the trustors' written directions concerning payments and shall have no responsibility to inquire into or determine the purposes for which the payments are made.

     2.3 TRUSTORS' USE OF RESIDENCE. The trustors may continue to occupy, without the payment of rent, any residential property included in the trust estate. The trustors, acting jointly, may direct the trustee in writing to sell any such residence and to purchase, rent, or lease a replacement residence selected by the trustors. The trustee shall pay from the trust estate any rent or lease payments, mortgage or trust deed payments, property taxes, assessments, insurance premiums, maintenance expenses and ordinary repairs on any residential property included in the trust estate.

     2.4 LIMITATIONS IF TRUSTOR INCAPACITATED. If the trustee, in the trustee's discretion, determines that either trustor has become physically or mentally incapacitated and unable to manage his or her financial affairs, the trustee's discretion concerning payments under paragraph 2.1 shall be limited by the provisions of this paragraph and the trustors' powers to direct payments under paragraph 2.2 shall cease to be effective. As long as one trustor is incapacitated, the trustee shall pay to the other trustor for the account of the community, or shall apply for the benefit of either or both trustors, as much of the net income and principal of the trust estate as the trustee, in the trustee's discretion, considers necessary for the trustors' proper support, health, and maintenance in accordance with their accustomed manner of living.
In deciding on these payments, the trustee shall take into account the trustors' other income and financial resources outside this trust, so far as known to the trustee and reasonably available for the trustors' use. Any net income not distributed shall be accumulated and added to principal. During the incapacity of one trustor, the non-incapacitated trustor may withdraw as much of the accumulated income and principal of the trust estate as he or she may request from the trustee in writing. Any trust income or principal paid to or withdrawn by the non-incapacitated trustor shall be held and administered as community property. This paragraph shall cease to apply if the trustee determines that the incapacitated trustor has regained the ability to manage his or her financial affairs. In determining the incapacity of a trustor, the trustee may rely on a written certificate from two licensed physicians who have examined the trustor. If the trustee determines that both trustors are incapacitated and unable to manage their financial affairs, the trustee shall apply all payments from the trust estate directly for the trustors' benefit.

     2.5 TRUSTEE'S EXERCISE OF DISCRETION. The trustee shall exercise the power to invade principal of the trust estate for the benefit of the trustors in a liberal manner and the rights of other beneficiaries in the trust shall be of secondary importance.

                                   ARTICLE 3
                                   ---------

                       DIVISION ON DEATH OF FIRST SPOUSE
                       ---------------------------------

     On the death of the first spouse, the trustee shall divide and distribute the trust estate as provided in this Article 3.

     3.1 DIVISION OF COMMUNITY PROPERTY. In this instrument, the first spouse to die is called the "deceased spouse" and the survivor is called the "surviving spouse." On the death of the deceased spouse, the trustee shall promptly collect any property added to the trust estate as a result of the deceased spouse's death, such as property distributed to the trustee under the deceased spouse's will and any life insurance or retirement plan benefits payable to the trustee. The trustee shall then divide the trust estate into two shares, called the "decedent's share" and the "survivor's share." The decedent's share shall consist of the deceased spouse's one-half interest in the trustors' community property, together with any of the deceased spouse's separate property, held or received by the trustee. The survivor's share shall consist of the remaining trust assets. In making this division, the trustee may allocate the trustors' community property in divided or undivided interests, pro rata or non-pro rata, using reasonable values determined by the trustee as of the date of division. Subject to any contrary provisions in the deceased spouse's will or in any beneficiary designations, all property added to the trust estate at the deceased spouse's death shall be divided and allocated as provided in this Article 3.

     3.2 DECEASED SPOUSE'S EXPENSES. After the death of the deceased spouse, the trustee shall pay the following items from the trust estate: (1) the deceased spouse's last illness and funeral expenses; (2) the deceased spouse's debts, to the extent they are valid and enforceable immediately before the deceased spouse's death; (3) attorney's fees and other expenses incurred in administering this trust and the deceased spouse's probate estate; and (4) any death taxes payable by reason of the deceased spouse's death, including any death taxes attributable to property passing outside the trust estate. The trustee shall allocate these payments between the decedent's share and the survivor's share as follows: (1) payments of the deceased spouse's last illness and funeral expenses shall be charged only against the decedent's share; (2) payments of the deceased spouse's debts shall be charged proportionately against the decedent's share and the survivor's share in accordance with California law in effect at the death of the deceased spouse; (3) payments of attorney's fees and other expenses of administration shall be charged against the decedent's share, except for administration expenses properly attributable to the surviving spouse, which shall be charged against the survivor's share; and (4) payments of the deceased spouse's death taxes shall be charged against the decedent's share, without apportionment or charge against any beneficiary of the trust estate or any transferee of property passing outside the trust estate, except that any increase in the deceased spouse's death taxes resulting from disclaimers made by the surviving spouse shall be charged only against the disclaimed property.

     3.3   DIVISION INTO SEPARATE TRUSTS-IF NORMA IS THE SURVIVING SPOUSE.
After paying or adequately providing for payment of the deceased spouse's debts and expenses, the trustee shall divide the remaining balance of the trust estate into three separate trusts, called the "Survivor's Trust," the "Marital Trust" and "Jamie and Julie's Trust," as follows:

           3.3.1 SURVIVOR'S TRUST. The Survivor's Trust shall consist of the remaining assets of the survivor's share of the trust estate, consisting of the balance of the surviving spouse's interest in the trustors' community property (and any of the surviving spouse's separate property) included in or added to the trust estate, together with any undistributed income of the assets included in the survivor's share.

           3.3.2 MARITAL TRUST. The Marital Trust shall consist of that portion of the decedent's share, called the "marital deduction amount," determined in accordance with the provisions of paragraph 3.5 below.

           3.3.3 JAMIE AND JULIE'S TRUST. Jamie and Julie's Trust shall consist of the remaining balance of the decedent's share.

     3.4 DIVISION INTO SEPARATE TRUSTS-IF ED IS THE SURVIVING SPOUSE. If ED is the surviving spouse, than after paying or adequately providing for payment of the deceased spouse's debts and expenses, the trustee shall divide the remaining balance of the trust estate into three separate trusts, called the "Survivor's Trust," the "Marital Trust" and the "Exemption Trust," as follows:

           3.4.1 SURVIVOR'S TRUST. The Survivor's Trust shall consist of the remaining assets of the survivor's share of the trust estate, consisting of the balance of the surviving spouse's interest in the trustors' community property (and any of the surviving spouse's separate property) included in or added to the trust estate, together with any undistributed income of the assets included in the survivor's share.

           3.4.2 MARITAL TRUST. The Marital Trust shall consist of that portion of the decedent's share, called the "marital deduction amount," determined in accordance with the provisions of paragraph 3.5 below.

           3.4.3 EXEMPTION TRUST. The Exemption Trust shall consist of the remaining balance of the decedent's share.

     3.5 MARITAL DEDUCTION AMOUNT. The marital deduction amount to be allocated to the Marital Trust shall consist of the minimum pecuniary amount necessary as a marital deduction to entirely eliminate (or reduce to the maximum extent possible) any federal estate tax payable by reason of the death of the deceased spouse, after taking into account the following:

       (1) The net value of all other property included in the deceased spouse's gross estate that qualifies for the federal estate tax marital deduction and that passes or has passed to or in trust for the surviving spouse, whether under this instrument, under the deceased spouse's will, by right of survivorship, or otherwise;

       (2) All other deductions taken in determining the deceased spouse's federal estate tax; and

       (3) All credits allowed for federal estate tax purposes in the deceased spouse's estate, other than a credit for death taxes paid in the estate of a person whose death occurs after the death of the deceased spouse, or the credit allowed for state death taxes, unless at least some such state death tax would be payable to a state regardless of the federal credit. No credit shall be taken into account in determining the marital deduction amount if the credit will result in disallowance of the estate tax marital deduction.

In determining the marital deduction amount, final federal estate tax values shall control, except that any disclaimer by the surviving spouse of assets otherwise qualifying for the federal estate tax marital deduction in the deceased spouse's estate shall be disregarded for the purposes of this computation. The trustee may satisfy the marital deduction amount in cash or in kind, including undivided interests in kind, or partly in each, but only with assets included in the deceased spouse's gross estate that qualify for the federal estate tax marital deduction. Assets allocated in kind shall be valued at their net fair market values as finally determined for federal estate tax purposes, provided that the trustee shall select the assets used to satisfy the marital deduction amount so that any appreciation or depreciation in values occurring between the applicable valuation date and the date of allocation is fairly representative of the appreciation or depreciation in the value of all assets available for allocation. Assets eligible for a foreign death tax credit in the deceased spouse's estate shall be used only if all other assets of the deceased spouse's estate are insufficient to fully fund the marital deduction amount. The terms "gross estate" and "marital deduction" as used in this instrument shall have the same meanings as under the estate tax provisions of the Internal Revenue Code.

     3.6 DISCLAIMERS BY SURVIVING SPOUSE. If the surviving spouse effectively disclaims an interest in all or any part of the property allocated to the Marital Trust, then the Marital Trust or portion, as the case may be, shall be administered and distributed as if the disclaimed interest had been omitted from the terms of the Marital Trust; but if the surviving spouse disclaims all beneficial interests in property allocated to the Marital Trust, then the disclaimed property shall be added to and become part of the Exemption Trust.
If the surviving spouse effectively disclaims an interest in all or any part of the property allocated to the Exemption Trust, then the Exemption Trust or portion, as the case may be, shall be administered and distributed as if the disclaimed interest had been omitted from the terms of the Exemption Trust; but if the surviving spouse disclaims all beneficial interests in property allocated to the Exemption Trust, then the disclaimed property shall be distributed as provided in Article 5 of this instrument as if the surviving spouse had died immediately after the deceased spouse.

                                   ARTICLE 4
                                   ---------

                   TRUSTS DURING SURVIVING SPOUSE'S LIFETIME
                   -----------------------------------------

     During the lifetime of the surviving spouse, the trustee shall hold, administer, and distribute the trust estate for the benefit of the surviving spouse as provided in this Article 4.

                              A.  SURVIVOR'S TRUST
                                  ----------------

     4.1 DISCRETIONARY PAYMENTS BY TRUSTEE. In the absence of written directions from the surviving spouse, the trustee shall pay to or apply for the benefit of the surviving spouse as much of the net income and principal of the Survivor's Trust as the trustee, in the trustee's discretion, considers appropriate for the surviving spouse's support, care, comfort, and general welfare, in accordance with the surviving spouse's accustomed manner of living. Any net income not distributed shall be accumulated and added to principal. The trustee shall exercise the power to invade principal of the Survivor's Trust for the surviving spouse in a liberal manner and the rights of other beneficiaries in the trust shall be of secondary importance.

     4.2 SURVIVING SPOUSE'S POWER TO DIRECT PAYMENTS. The trustee shall pay to or apply for the benefit of the surviving spouse, or to any other person or organization designated by the surviving spouse, as much of the net income or principal of the Survivor's Trust as the surviving spouse may direct in writing from time to time. Subject to the provisions of paragraph 4.3 (dealing with the surviving spouse's incapacity), the trustee shall promptly comply with the surviving spouse's written directions and shall have no responsibility to inquire into or determine the purposes for which the payments are made.

     4.3 INCAPACITY OF SURVIVING SPOUSE. If the trustee, in the trustee's discretion, determines that the surviving spouse has become physically or mentally incapacitated and unable to manage his or her financial affairs, the trustee's discretion concerning payments under paragraph 4.1 shall be limited by the provisions of this paragraph and the surviving spouse's power to direct payments under paragraph 4.2 shall cease to be effective. During such period of incapacity, the trustee shall pay to or apply for the benefit of the surviving spouse as much of the net income and principal of the Survivor's Trust as the trustee, in the trustee's discretion, considers necessary for the surviving spouse's proper support, health, and maintenance in accordance with his or her accustomed manner of living. In deciding on these payments, the trustee shall take into account, to the extent the trustee considers advisable, all other income and financial resources of the surviving spouse outside the Survivor's Trust, known to the trustee and reasonably available for the surviving spouse's use. In determining the incapacity of the surviving spouse, the trustee may rely on a written certificate from two licensed physicians who have examined the surviving spouse. This paragraph shall cease to apply if the trustee determines that the surviving spouse has regained the ability to manage his or her financial affairs.

     4.4 GENERAL POWER OF APPOINTMENT. On the death of the surviving spouse, the trustee shall distribute all or any part of the assets then remaining in or added to the Survivor's Trust, including undistributed income, to such one or more persons and entities, including the surviving spouse's own estate, in such proportions and on such terms and conditions, either outright or in trust, as the surviving spouse may appoint in an acknowledged written instrument delivered to the trustee which specifically refers to and exercises this power of appointment. Any of the Survivor's Trust not effectively appointed by the surviving spouse in this manner shall be distributed as provided in Article 5.

                               B.  MARITAL TRUST
                                   -------------

     4.5 QTIP ELECTION. The trustee is authorized, in the trustee's sole discretion, to make or not make a "QTIP election" (as defined in Section 1.1.1.3 below) to treat all or any portion of the Marital Trust as qualified terminable interest property for the purpose of qualifying the trust, or a specific portion of it, for the federal estate tax marital deduction in the deceased spouse's estate. In deciding on the election, the trustee shall consider all relevant factors, including, but not limited to: (1) the potential benefits and detriments of reducing the estate tax on the deceased spouse's estate and increasing the tax on the surviving spouse's estate; and (2) the potential benefits of eliminating from the surviving spouse's estate any appreciation in the value of the Marital Trust assets that may occur between the death of the deceased spouse and the death of the surviving spouse. The discretion of the trustee with regard to this election shall be absolute, notwithstanding any beneficial or adverse effect that making or not making the election may have on the deceased spouse's estate, on the surviving spouse's estate, or on the beneficiaries or their respective estates. The trustee shall not be liable to any beneficiary of the trust estate for decisions made in good faith with regard to making or not making this election.

     4.6 QUALIFIED AND NONQUALIFIED MARITAL TRUST. If the trustee does not make a QTIP election with respect to all of the assets allocated to the Marital Trust, then the trustee shall divide the

Marital Trust into separate trusts to reflect this partial election according to the values of assets allocated to each trust at the time the division is made. The trust with respect to which the QTIP election is made is referred to as the "Qualified Marital Trust" and the trust with respect to which the QTIP election is not made is referred to as the "Nonqualified Marital Trust."

     4.7 EXEMPT AND NONEXEMPT MARITAL TRUST. If the trustee makes a QTIP election with respect to the entire Marital Trust, then the trustee shall divide the Marital Trust into two additional trusts, called the "Exempt Marital Trust" and the "Nonexempt Marital Trust." The Exempt Marital Trust shall consist of an amount equal to the deceased spouse's generation-skipping transfer tax ("GST") exemption, reduced by the aggregate amount of the deceased spouse's GST exemption that has been allocated by the trustee or the executor of the deceased spouse's will to other transfers of property by the deceased spouse during his or her lifetime or as a result of the deceased spouse's death. The Nonexempt Marital Trust shall consist of any remaining assets of the Marital Trust. If the trustee makes a QTIP election with respect to only a portion of the Marital Trust, then the trustee shall divide only the Qualified Marital Trust into Exempt and Nonexempt trusts in the manner provided in this paragraph.

     4.8 ADMINISTRATION OF MARITAL TRUSTS. Each additional trust into which the Marital Trust is divided in accordance with the foregoing provisions shall be held and administered by the trustee as a separate trust, but each trust shall be distributed according to the same terms, except as otherwise provided below. Such trusts are collectively referred to herein as the "Marital Trusts."

     4.9 INCOME PAYMENTS FROM MARITAL TRUSTS. During the surviving spouse's lifetime, the trustee shall pay to or apply for the benefit of the surviving spouse the entire net income of the Marital Trusts, in quarter-annual or more frequent installments. On the death of the surviving spouse, the trustee shall distribute any accrued or undistributed income of the Marital Trusts to the personal representative of the surviving spouse's estate.

     4.10 PRINCIPAL PAYMENTS FROM MARITAL TRUSTS. If the trustee considers the net income of the Marital Trusts to be insufficient, the trustee shall also pay to or apply for the benefit of the surviving spouse as much of the principal of the Marital Trusts as the trustee, in the trustee's discretion, considers reasonably necessary for the surviving spouse's proper support, health and maintenance, in accordance with the surviving spouse's accustomed manner of living. In deciding on these payments, the trustee shall take into consideration, to the extent the trustee considers advisable, all other income and financial resources of the surviving spouse outside the Marital Trusts. To the extent practicable, the trustee shall make all such discretionary invasions of principal from the Nonexempt Marital Trust.

     4.11 LIMITED POWER OF WITHDRAWAL. In addition to any other payments that the surviving spouse is entitled to receive from the Marital Trusts, the trustee shall also pay to the surviving spouse from the principal of the Nonexempt Marital Trust such amounts as the surviving spouse may request in writing from time to time, provided that such payments shall not exceed in the aggregate the greater of the following amounts in any calendar year: (1) five thousand dollars ($5,000.00) or (2) five percent (5%) of the value of the principal of the Nonexempt Marital Trust determined at the end of the calendar year. This right of withdrawal shall be noncumulative, so that if during a calendar year the surviving spouse does not withdraw the full amount to which he or she is entitled under this paragraph, the right to withdraw any amount no so withdrawn shall lapse at the end of that calendar year.

     4.12 LIMITED POWER OF APPOINTMENT. The surviving spouse shall have a limited power of appointment over the principal of the Marital Trusts remaining undistributed at his or her death. On the death of the surviving spouse, the trustee shall distribute all or any part of the remaining principal of the Marital Trusts to such one or more of the group composed of the trustors' descendants and the spouses of such descendants, in such proportions and on such terms and conditions, either outright or in trust, as the surviving spouse may appoint in an acknowledged written instrument delivered to the trustee which specifically refers to and exercises this power of appointment. Any principal of the Marital Trusts not effectively appointed by the surviving spouse in this manner shall be held, administered and distributed as provided in Article 5 of this instrument.

     4.13 MARITAL DEDUCTION LIMITATIONS. The trustors intend that the Marital Trust qualify for the marital deduction allowed under the estate tax provisions of the Internal Revenue Code. If and to the extent that the trustee elects to qualify the Marital Trust or any portion of the trust for the federal estate tax marital deduction, the trustee shall not take any action or have any powers that will impair the marital deduction and all provisions of this instrument shall be interpreted to conform to this objective. If any provision cannot be so construed it shall be deemed void. Notwithstanding any contrary provisions in this instrument, the following provisions and limitations shall apply to the Marital Trusts: (1) During the surviving spouse's lifetime, the surviving spouse shall have the power to direct the trustee in writing to make all or any part of the principal of the Marital Trusts productive or to convert promptly any unproductive part into productive property; (2) The trustee shall invest and reinvest the assets of the Marital Trusts so that the aggregate return on all investments of the Marital Trusts are reasonable in light of then existing circumstances; (3) The trustee shall establish reasonable reserves for depreciation and depletion; (4) For bonds purchased at a discount, the trustee shall, at least annually, accumulate and pay the discount as interest from trust principal or from the proceeds on the sale or redemption of the bonds; and (5) If the trustee redeems treasury bonds at par in payment of the deceased spouse's federal estate taxes, the trustee shall consider any accrued interest on such bonds in calculating the income payable to the surviving spouse from the Marital Trusts.

                              C.  EXEMPTION TRUST
                                  ---------------

     4.14 PAYMENTS FROM EXEMPTION TRUST. All net income of the Exemption Trust shall be accumulated and added to principal. Subject to the limitations stated below, the trustee shall have the power to pay to or apply for the benefit of the surviving spouse as much of the accumulated income and principal of the Exemption Trust as the trustee, in the trustee's discretion, considers necessary for the surviving spouse's proper support, health, and maintenance, after taking into account the surviving spouse's other sources of income and financial resources outside the Exemption Trust. To the extent practicable, the trustee shall make no payments to the surviving spouse from the Exemption Trust unless both the Survivor's Trust and the Marital Trust have first been exhausted. Notwithstanding the foregoing, as long as the surviving spouse is acting as trustee of the Exemption Trust, no payments shall be made to the surviving spouse from the Exemption Trust, unless the surviving spouse has irrevocably appointed a co-trustee to act with respect to the Exemption Trust, in which case the co-trustee may exercise the power to invade principal of the Exemption Trust as provided in this paragraph.

     4.15 LIMITED POWER OF APPOINTMENT. On the death of the surviving spouse, the trustee shall distribute all or any part of the assets then remaining in or added to the Exemption Trust, including all accumulated income, to such one or more of the trustors' descendants or the spouses of such descendants, in such proportions and on such terms and conditions, either outright or in trust, as the surviving spouse may appoint in an acknowledged written instrument delivered to the trustee which specifically refers to and exercises this power of appointment. Any of the Exemption Trust not effectively appointed by the surviving spouse in this manner shall be distributed as provided in Article 5.

     4.16 SURVIVING SPOUSE'S RESIDENCE. After the death of the deceased spouse, the surviving spouse shall have the right to continue to occupy, without payment of rent, all real property in the trust estate that the trustors were using for residential purposes at the time of the deceased spouse's death, whether on a full or part time basis. The trustee is expressly authorized to continue to hold any residential property that the trustee receives or acquires as part of the trust estate for as long as the surviving spouse continues to occupy it. The surviving spouse may direct the trustee in writing to sell any such residential property and to purchase, rent, or lease a replacement residence selected by the surviving spouse. However, to the extent that an interest in the residential property is allocated to the Exemption Trust, the value of the interest in any replacement residence included in that trust shall be of comparable or lower value. The trustee shall pay out of the income or principal of each trust to which an interest in the property has been allocated a pro rata share of the trust deed payments, property taxes, assessments, insurance premiums, maintenance expenses, and ordinary repairs on the property, or any rent or lease payments, based on the proportionate interest in the property included in each trust.

     4.17 EXERCISE OF DISCRETION. In exercising the discretion to invade principal of the trusts created during the surviving spouse's lifetime, the trustee shall be mindful of the fact that the trustors' primary concern in establishing these trusts is the welfare of the surviving spouse and that the rights of other beneficiaries in the trusts shall be of secondary importance.

                                   ARTICLE 5
                                   ---------

                  DISTRIBUTION AFTER DEATH OF SURVIVING SPOUSE
                  --------------------------------------------

     After the death of the surviving spouse, any of the trust estate that has not been effectively disposed of by the surviving spouse's exercise of a power of appointment shall be held, administered, and distributed as provided in this
Article 5.

     5.1 COLLECTION OF TRUST ASSETS. On the death of the surviving spouse, the trustee shall promptly collect any property added to the trust estate as a result of the surviving spouse's death, such as property distributed to the trustee under the surviving spouse's will and any life insurance or retirement plan benefits payable to the trustee. Subject to any contrary provisions in the surviving spouse's will or in any beneficiary designations, all assets added to the trust estate on the death of the surviving spouse shall be allocated to the Survivor's Trust.

     5.2 SURVIVING SPOUSE'S EXPENSES. On the death of the surviving spouse, the trustee, in the trustee's reasonable discretion, may pay any of the following out of the trust estate: (1) the surviving spouse's last illness and funeral expenses; (2) debts of the surviving spouse, to the extent they are valid and enforceable immediately before the surviving spouse's death; (3) attorney's fees and other costs incurred in administering this trust and the surviving spouse's probate estate; and (4) any death taxes payable by reason of the surviving spouse's death, including death taxes attributable to property passing outside the trust estate. Payments of the surviving spouse's debts and last illness and funeral expenses shall be charged first to the Survivor's Trust, to the extent it is sufficient, and then to the Marital Trust. Payments of attorney's fees and other expenses of administration shall be charged to the Survivor's Trust, except for expenses properly attributable to the Marital Trust or to the Exemption Trust, which shall be charged against the property included in those trusts. Unless the surviving spouse provides contrary directions regarding apportionment of death taxes in his or her will, payments of the surviving spouse's death taxes shall be charged and recovered by the trustee in accordance with applicable federal and state tax laws and proration statutes.

     5.3 DISTRIBUTION OF PERSONAL ARTICLES. As soon as practicable after the death of the surviving spouse, the trustee shall distribute all tangible articles of a household or personal nature that have been included in or added to the trust estate in any manner, such as personal automobiles, household furniture, furnishings, appliances, books, objects of art, family heirlooms, photographs, jewelry, clothing and personal effects, together with any insurance on those assets, to each then living child of the trustors, to be divided between them in shares of substantially equal net value as they shall agree, or as the trustee, in the trustee's discretion, shall determine if they are unable to agree on a division. If no child of the trustors is living at the time for distribution, the assets described in this paragraph shall be disposed as part of the remaining trust assets.

     5.4 DIVISION INTO SEPARATE SHARES. After paying or adequately providing for payment of any of the surviving spouse's debts, expenses and death taxes that the trustee elects to pay and on making the distribution of personal articles directed above, the trustee shall divide the remaining assets of the trust estate into as many equal shares as there are children of the trustors then living and children of the trustors then deceased leaving descendants then living. The trustee shall allocate one equal share to each living child of the trustors and one equal share to each group composed of the living descendants of a deceased child of the trustors. Each such share shall be retained in trust and administered and distributed as further provided below.

     5.5 TRUSTS FOR TRUSTORS' CHILDREN. Each share set aside for a living child of the trustors shall be divided into a separate trust ("the Child's Trust") to be held and administered for the benefit of the child during the child's lifetime, as follows:

           5.5.1 As long as the child is under age 30, the trustee shall pay to or apply for the benefit of the child as much of the net income and principal of the child's trust as the trustee, in the trustee's discretion, considers necessary for the child's proper support, health and education. Any income not distributed shall be accumulated and added to principal.

           5.5.2 After the child reaches age 30, the trustee shall pay to or apply for the benefit of the child the entire net income of the child's trust, in quarter-annual or more frequent installments. If the trustee considers the income of the child's trust to be insufficient, the trustee shall also pay to or apply for the benefit of the child as much of the principal of the child's trust as the trustee, in the trustee's discretion, considers necessary for the child's proper support, health, and education. In deciding on these payments, the trustee shall take into consideration, to the extent the trustee considers advisable, the child's other income, financial resources and sources of support outside the child's trust, so far as known to the trustee and reasonably available for the child's use.

           5.5.3 At any time after the child reaches age 30, the trustee shall distribute to the child as much of the trust as the child may request in any acknowledged written instrument delivered to the trustee, but, in no event, in excess of one-third (1/3) of the value of the child's trust, determined as of that date.

           5.5.4 At any time after the child reaches age 35, the trustee shall distribute to the child as much of the child's trust as the child may request in any acknowledged written instrument delivered to the trustee, but, in no event, in excess of one-half (1/2) of the value of the child's trust, determined as of that date.

           5.5.5 When the child reaches age 40, the trustee shall terminate the child's trust and distribute the remaining assets of the child's trust, including any accrued or undistributed income of that trust, outright to the child, free of trust.

           5.5.6 If the child dies before receiving full distribution of the child's trust share, the trustee shall then distribute the remaining balance of the child's share to such one or more persons and entities, including the child's own estate, on such terms and conditions, either outright or in trust, as the child may appoint in a will or codicil which specifically refers to and exercises this general testamentary power of appointment.

           5.5.7 Any assets of the deceased child's trust that are not effectively appointed by the child in the manner provided above shall be distributed as follows:

                (a) If the deceased child leaves descendants who are then living, the unappointed balance of the child's trust shall be divided into separate shares and administered and distributed for the benefit of the descendants of the deceased child according to the provisions of paragraph 5.7 below, provided that the trust for each descendant shall terminate no later than the time provided by paragraph ? below.

                (b) If the deceased child leaves no living descendants, the balance of the child's trust shall be distributed to the trustors' then-living descendants, by right of representation. However, if any part of that balance would otherwise be distributed to a person for whose benefit a trust is then being administered under this instrument, then that portion shall not be distributed outright but shall instead be added to that trust and administered according to its term.

     5.6 JAMIE AND JULIE'S TRUST. Each share set aside for Ed's daughters JAMIE and JULIE (the "daughters" or "daughter") shall be divided into a separate trust ("the daughter's Trust") to be held and administered for the benefit of the daughter during the daughter's lifetime, as follows:

           5.6.1 The trustee shall pay to or apply for the benefit of the daughter the entire net income of the daughter's trust, in quarter-annual or more frequent installments. If the trustee considers the income of the daughter's trust to be insufficient, the trustee shall also pay to or apply for the benefit of the daughter as much of the principal of the daughter's trust as the trustee, in the trustee's discretion, considers necessary for the daughter's proper support, health, and education. In deciding on these payments, the trustee shall take into consideration, to the extent the trustee considers advisable, the daughter's other income, financial resources and sources of support outside the daughter's trust, so far as known to the trustee and reasonably available for the daughter's use.

           5.6.2 At any time after the expiration of five (5) years after Ed's death, the trustee shall distribute to the daughter as much of the trust as the daughter may request in any acknowledged written instrument delivered to the trustee, but, in no event, in excess of one-third (1/3) of the value of the daughter's trust, determined as of that date.

           5.6.3 At any time after the expiration of ten (10) years after Ed's death, the trustee shall distribute to the daughter as much of the daughter's trust as the daughter may request in any acknowledged written instrument delivered to the trustee, but, in no event, in excess of one-half (1/2) of the value of the daughter's trust, determined as of that date.

           5.6.4 After the expiration of fifteen (15) years after Ed's death, the trustee shall terminate the daughter's trust and distribute the remaining assets of the daughter's trust, including any accrued or undistributed income of that trust, outright to the daughter, free of trust.

           5.6.5 If the daughter dies before receiving full distribution of the daughter's trust share, the trustee shall then distribute the remaining balance of the daughter's share to such one or more persons and entities, including the daughter's own estate, on such terms and conditions, either outright or in trust, as the daughter may appoint in a will or codicil which specifically refers to and exercises this general testamentary power of appointment.

           5.6.6 Any assets of the deceased daughter's trust that are not effectively appointed by the daughter in the manner provided above shall be distributed as follows:

                (a) If the deceased daughter leaves descendants who are then living, the unappointed balance of the daughter's trust shall be divided into separate shares and administered and distributed for the benefit of the descendants of the deceased daughter according to the provisions of paragraph 5.7 below, provided that the trust for each descendant shall terminate no later than the time provided by paragraph ? below.

                (b) If the deceased daughter leaves no living descendants, the balance of the daughter's trust shall be distributed to the trustors' then-living descendants, by right of representation. However, if any part of that balance would otherwise be distributed to a person for whose benefit a trust is then being administered under this instrument, then that portion shall not be distributed outright but shall instead be added to that trust and administered according to its term.

     5.7 TRUSTS FOR TRUSTORS' DESCENDANTS. Each share of descendants of a deceased child of the trustors shall be further divided into separate shares for those descendants, by right of representation. Each share set aside for a descendant who is then age 35 or older shall be distributed outright to that descendant, free of trust. Each share set aside for a descendant who has not then reached age 35 shall be held, administered and distributed in a separate trust for the benefit of that descendant as follows:

           5.7.1 As long as the descendant is under age 21, the trustee shall pay to or apply for the benefit of the descendant as much of the net income and principal of the descendant's trust as the trustee, in the trustee's discretion, considers necessary for the descendant's proper support, health and education. Any income not distributed shall be accumulated and added to principal.

           5.7.2 After the descendant reaches age 21, the trustee shall pay to or apply for the benefit of the descendant the entire net income of the descendant's trust, in quarter-annual or more frequent installments. If the trustee considers the net income of the descendant's trust to be insufficient, the trustee shall also pay to or apply for the benefit of the descendant as much of the principal of the descendant's trust as the trustee, in the trustee's discretion, considers necessary for the descendant's proper support, health and education. When deciding on payments to be made from the descendant's trust, the trustee may take into account, to the extent the trustee considers advisable, any of the descendant's other income, financial resources, and sources of support outside the descendant's trust, so far as known to the trustee and reasonably available for the descendant's use, including the descendant's capacity for gainful employment after completion of his or her education.

           5.7.3 At any time after the descendant reaches age 25, the trustee shall distribute to the descendant as much or all of the descendant's trust as the descendant may request in any acknowledged written instrument delivered to the trustee but, in no event, in excess of one-half (1/2) of the value of the descendant's trust, determined as of that date.

           5.7.4 When the descendant reaches age 35, the trustee shall terminate the descendant's trust and distribute the remaining balance of the trust to the descendant.

           5.7.5 If the descendant dies before receiving full distribution of his or her trust share, the trustee shall then distribute the remaining balance of the descendant's share to such one or more persons and entities, including the descendant's own estate, on such terms and conditions, either outright or in trust, as the descendant may appoint in a will or codicil which specifically refers to and exercises this general testamentary power of appointment.

           5.7.6 Any assets of the deceased descendant's trust that are not effectively appointed by the descendant in the manner provided above shall be distributed as follows:

                (a) If the deceased descendant leaves descendants then living, the balance of the descendant's trust shall be distributed to his or her then living descendants, by right of representation. However, if a person entitled to receive distribution is then under age 25, the trustee shall not distribute that person's share outright, but shall instead distribute the share to a custodian serving on behalf of the beneficiary until age 25 under the California Uniform Transfers to Minors Act. If no such custodian is then acting, the trustee shall name a custodian from among those persons qualified to serve, which may include the trustee. The trustee shall be free of liability and discharged from any further accountability for distributions made in accordance with the provisions of this paragraph.

                (b) If the deceased descendant leaves no descendants then-living, the balance of the descendant's trust shall be distributed to the trustors' then-living descendants, by right of representation. However, if any part of that trust balance would otherwise be distributed to a person for whose benefit a trust is then being administered under this instrument, that portion shall not be distributed outright but shall instead be added to that trust and administered according to its terms.

     5.8 DISTRIBUTION OF ANY REMAINDER. If at any time before full distribution of the trust estate the trustors and all of the trustors' descendants are deceased and no other disposition of the trust property is directed by this instrument, the remaining trust assets shall then be divided and distributed one-half to the heirs of EDWARD PHILLIPS III and one-half to the heirs of NORMA J. PHILLIPS. The identities and respective shares of those heirs shall be determined in all respects as though the death of each trustor had occurred immediately after the event requiring distribution under this paragraph and according to the laws of the State of California then in effect relating to intestate succession.

     5.9 TERMINATION OF ALL TRUSTS. Unless terminated earlier in accordance with other provisions of this instrument, all trusts created under this instrument, or by the exercise of any power of appointment granted by this instrument, shall terminate twenty-one (21) years after the death of the last survivor of the trustors and the trustors' descendants who are living at the death of the deceased spouse. The trustee shall distribute the principal and undistributed income of each trust so terminated to the income beneficiary of that trust. If at the time of termination the right to income is not fixed by the term of the trust, distribution shall be made to the person who is then entitled or authorized, in the trustee's discretion, to receive trust income.

                                   ARTICLE 6
                                   ---------

                            REVOCATION AND AMENDMENT
                            ------------------------

     6.1 REVOCATION DURING TRUSTORS' JOINT LIVES. As long as both trustors are living, either trustor acting alone, or both trustors acting together, may revoke this trust or withdraw all or any portion of the trust assets by signing and delivering written instructions to the trustee designating the assets to be revoked. On receipt of such instructions, the trustee shall promptly deliver the designated trust assets to the trustors. Any community property revoked or withdrawn from this trust shall remain the trustors' community property. If this trust is revoked with respect to all or a major portion of the assets subject to it, the trustee shall be entitled to retain sufficient assets reasonably necessary to secure payment of liabilities lawfully incurred in administering the trust, unless the trustors agree to indemnify the trustee against any loss or expense.

     6.2 AMENDMENT DURING TRUSTORS' JOINT LIVES. The trustors may amend the terms of this instrument at any time during their joint lifetimes by a written instrument signed and acknowledged by both trustors and delivered to the trustee. No amendment shall substantially increase the duties or liabilities of the trustee or change the trustee's compensation without the trustee's consent and the trustee shall have no obligation to act under an amendment unless the trustee accepts it. If a trustee is removed because of a refusal to accept an amendment, the trustors shall pay any amounts due to the trustee and shall indemnify the trustee against any liability lawfully incurred in administering the trust.

     6.3 REVOCATION AND AMENDMENT BY SURVIVING SPOUSE. The surviving spouse may revoke the Survivor's Trust in whole or in part by signing and delivering written instructions to the trustee designating the assets to be revoked. On revocation, the trustee shall promptly comply with the surviving spouse's instructions. In addition, the surviving spouse may amend the terms of the Survivor's Trust by a signed and acknowledged written instrument delivered to the trustee. The surviving spouse's powers of revocation and amendment shall be subject to the qualifications applicable to the trustors in paragraphs 6.1 and
6.2 above.

     6.4 REVOCATION AND AMENDMENT PERSONAL TO TRUSTORS. The trustors' powers to revoke and amend this trust are personal to them and may not be exercised on their behalf by any other person, except that if a conservator has been appointed for either trustor, such conservator may exercise a trustor's powers after obtaining approval from the court that appointed the conservator.

     6.5 TRUSTS IRREVOCABLE AFTER FIRST SPOUSE'S DEATH. Except for the Survivor's Trust, all trusts created in this instrument after the death of the deceased spouse shall be irrevocable and unamendable and no person, including the surviving spouse, shall have any power to revoke, amend, or terminate those trusts.

                                   ARTICLE 7
                                   ---------

                               TRUSTEE PROVISIONS
                               ------------------

     7.1 SUCCESSOR TRUSTEES. EDWARD PHILLIPS III and NORMA J. PHILLIPS shall serve as the initial trustee of all trusts created under this instrument as long as they are collectively able and willing to act. On the death of EDWARD PHILLIPS III, or on his resignation or inability to serve for any reason, then the successor trustee named in paragraph 7.1.1 below shall serve as trustee of JAMIE and JULIE'S TRUST and NORMA J. PHILLIPS shall serve as sole trustee of all other trusts created under this instrument. On the death of NORMA J. PHILLIPS, or on her resignation or inability to serve for any reason, EDWARD PHILLIPS III shall serve as sole trustee of all trusts created under this instrument.

           7.1.1 If EDWARD PHILLIPS III is the surviving trustee, then upon his death, resignation or inability to serve for any reason, the following named individuals shall serve as successor trustees hereunder, in the order named:

     First Successor Appointee:    CARLOS DE MATTOS

     Second Successor Appointee:  GREG MOISEEF
     Third Successor Appointee:   GERALD STONE

           7.1.2 If NORMA J. PHILLIPS is the surviving trustee, then upon her death, resignation or inability to serve for any reason, the following named individuals shall serve as successor trustees hereunder, in the order named:

     First Successor Appointee:    CYNTHIA PERRY
     Second Successor Appointee:   CHRISTOPHER SKINNER
     Third Successor Appointee:    NORMAN SKINNER

     7.2 DESIGNATION OF SUCCESSORS. If at any time there is no trustee able or willing to act under this instrument, any person interested in the trust may petition the appropriate court for appointment of a successor.

     7.3 RESIGNATION OF TRUSTEE. Any trustee acting under this instrument may resign as trustee at any time by giving written notice of resignation to the current beneficiary of each affected trust, to the acting co-trustee of that trust, if any, and to the designated successor trustee of that trust. Resignation shall be effective on acceptance of office by the successor trustee.

     7.4 TRUSTEE'S COMPENSATION. Each individual trustee acting under this instrument shall be entitled to reasonable compensation from the trust estate for services rendered as trustee; and each trustee shall be entitled to repayment out of the trust estate for expenses properly incurred in the administration of the trust.

     7.5 EMPLOYMENT OF AGENTS AND ADVISORS. The trustee may employ accountants, attorneys, corporate fiduciaries, custodians, investment or tax advisors, and any other agents or advisors, even if they are associated or affiliated with the trustee, to advise and assist the trustee in the administration of the trust and in the management of any trust assets, and the trustee may rely on the advice given by these agents. The trustee may pay reasonable compensation from the trust estate for all services performed by these agents and such payments shall not decrease the compensation to which an individual trustee would otherwise be entitled.

     7.6 DISCLAIMER OF ADMINISTRATIVE POWERS. Any trustee acting under this instrument may disclaim, release or restrict the scope of any power held in connection with any trust, including any administrative power, whether that power is expressly granted in this instrument or implied by law, by a written instrument specifying the power to be disclaimed, released or restricted and the nature of any such restriction. Any disclaimed or released power may be exercised by the then acting co-trustee.

     7.7 EXERCISE OF POWERS IN FIDUCIARY CAPACITY. Each trustee acting under this instrument shall exercise the powers vested in the trustee in good faith and in accordance with the trustee's fiduciary duties. No trustee shall have the power by reason of any administrative powers granted in this instrument to enlarge or shift the beneficial interests of a trust except as an incidental consequence of the discharge of the trustee's fiduciary duties.

     7.8 WAIVER OF BOND. No bond shall be required of any person named as trustee in this instrument or of any person designated as trustee in the manner specified in this instrument.

     7.9 TRUSTEE'S LIABILITY. No individual trustee acting under this instrument shall be liable to any person interested in the trust estate for any act or failure to act, except for the trustee's own willful misconduct, bad faith, or gross negligence. No trustee shall be liable or responsible for any act, omission or default of any other trustee, unless the trustee has knowledge of facts that might reasonably be expected to put the trustee on notice.

     7.10 CO-TRUSTEE'S LIABILITY. No trustee shall be liable or responsible for any act, omission or default of any other trustee, unless such trustee has knowledge of facts that might reasonably be expected to put the trustee on notice.

     7.11 SUCCESSOR TRUSTEE'S LIABILITY. No successor trustee acting under this instrument shall be liable for any act, omission or default of a predecessor trustee. Unless requested in writing within 60 days of appointment by a current beneficiary of the trust, a successor trustee shall have no duty to investigate or review any action of a predecessor trustee. A successor trustee may accept as correct the accounting records of the predecessor trustee without further investigation and without liability to any person claiming or having an interest in the trust.

     7.12 NOTICE OF EVENTS AFFECTING INTERESTS. Unless the trustee receives notice of the occurrence of an event affecting the beneficial interests of a trust, the trustee shall not be liable to any beneficiary for distributions made or other actions taken in good faith as though the event had not occurred. The trustee shall not be liable to any creditor for making distributions authorized by this instrument unless the trustee has received actual written notice of the creditor's claim.

     7.13  AUTHORITY OF COTRUSTEES.  As long as EDWARD PHILLIPS III and NORMA
J. PHILLIPS are acting as cotrustees under this instrument, the signature of, or any action taken by, either EDWARD PHILLIPS III or NORMA J. PHILLIPS, acting alone, shall be binding upon the trust and may be relied on by third parties dealing with the trustees.

                                   ARTICLE 8
                                   ---------

                        ADMINISTRATIVE POWERS OF TRUSTEE
                        --------------------------------

     8.1 GENERAL AUTHORITY OF TRUSTEE. To carry out the purposes of each trust held under this instrument and subject to any additions or limitations stated elsewhere herein, the trustee shall have all powers now or hereafter conferred on trustees by law, including all powers granted by the California Trust Law. The powers confirmed by this paragraph shall be in addition to all powers expressly conferred on the trustee in this instrument.

     8.2 TRUSTEE'S STANDARD OF CARE. In administering the trust held under this instrument, the trustee shall act with the care, skill, prudence and diligence under the circumstances then prevailing, including but not limited to the general economic conditions at the time and the anticipated needs of the trust and its beneficiaries, that a prudent person acting in a like capacity and familiar with such matters would use in the conduct of an enterprise of like character and with like aims to accomplish the purposes of the trust as determined from this instrument.

     8.3 TRUSTEE'S INVESTMENT AUTHORITY. Within the limitations of the foregoing standard of care, the trustee is authorized to invest and reinvest trust funds in any kind of real or personal property and in any kind of investment. The trustee shall have full authority to invest and reinvest trust funds without being restricted as to the form of investments that the trustee may otherwise be permitted to make by law and the trustee may consider individual investments as part of an overall investment strategy.

     8.4 AUTHORITY TO RETAIN PROPERTY. The trustee may continue to hold in the form in which received any securities or other property received as part of this trust, including unproductive or underproductive property, as long as the trustee deems advisable.

     8.5 MANAGEMENT OF SECURITIES. The trustee is authorized to buy, sell, and trade in stocks, bonds, and securities of every nature, including short sales, and for such purposes the trustee may establish and maintain margin accounts with securities dealers or brokers and may pledge any securities held or purchased by the trustee with such dealers and brokers as security for loans and advances made to the trustee. The trustee shall have all the rights, powers, and privileges of an owner of the securities held in this trust, including, but not limited to, the power to vote and give proxies; to enter into shareholders' agreements; to pay calls, assessments, and other sums chargeable or accruing against or on account of such securities; to sell or exercise stock subscription of conversion rights; to consent, directly or through a committee or other agent, to the reorganization, consolidation, merger, liquidation, sale, or dissolution of a corporation or other business enterprise; and to participate in voting trusts and pooling arrangements (whether or not extending beyond the term of the trust), and incident thereto, to deposit securities with and transfer title and delegate discretion to any protective or other committee as the trustee deems advisable.

     8.6 EXERCISE OF VOTING RIGHTS. The trustee may exercise voting rights with respect to any shares of stock of a domestic or foreign corporation, any membership in a nonprofit corporation, or any other trust property, either in person or by proxy, and the trustee may waive notice of a meeting or consent to the holding of a meeting and authorize, ratify, approve, or confirm any action that may be taken by shareholders, members, or property owners.

     8.7 NOMINEE HOLDING AUTHORIZED. The trustee is expressly authorized to hold securities or any other trust property registered or recorded in the trustee's name as trustee under this instrument, or in the trustee's individual name, as nominee, without disclosing this trust, or in the individual name of any other person, firm, or corporation, including any bank, trust company, or securities brokerage house, as nominee, without disclosing this trust, or the trustee may hold securities unregistered in such condition that title will pass by delivery.

     8.8 BORROWING AND ENCUMBERING. The trustee shall have the power to borrow money for any trust purpose and to encumber trust property to secure the indebtedness of the trust or the joint indebtedness of the trust and a co-owner of trust property.

     8.9 INSURING TRUST PROPERTY. The trustee shall have the power to carry, at the expense of the trust, insurance of such kinds and in such amounts as the trustee considers advisable to protect the trust property against damage or loss and to protect the trustee against liability with respect to third parties.

     8.10 LITIGATION AND COMPROMISE OF CLAIMS. The trustee shall have the power to commence or defend, at the expense of the trust, any actions, claims, or proceedings for the protection of the trust property or for the protection of the trustee in the performance of the trustee's duties. The trustee may pay or contest any claim by or against the trust, adjust or settle any claim or litigation by compromise, arbitration, or otherwise, and release, in whole or in part, any claim belonging to the trust. The trustee's powers under this paragraph shall apply during the term of the trust and after distribution of trust assets. However, the trustee shall have no obligations or duties with respect to any claims or litigation occurring after distribution of trust property unless the trustee is adequately indemnified by the distributee for any loss in connection with such matters.

     8.11 TRUSTEE'S POWERS ON DISTRIBUTION. In any case in which the trustee is required to divide trust property into parts or shares for the purpose of distribution or otherwise, the trustee shall have the discretion to make the division or distribution in undivided interests or in kind, or partly in cash and partly in kind, using reasonable values determined by the trustee. For this purpose, the trustee may make such sales of the trust property as the trustee deems necessary on such terms and conditions as the trustee considers advisable. The trustee shall have no obligation to make a pro rata division or distribution among beneficiaries similarly situated; and the trustee may make a non-pro rata division between shares and non-pro rata distributions to beneficiaries, as long as the assets allocated to the separate shares or distributed to the beneficiaries have equivalent or proportionate fair market values.

     8.12 TRUSTEE'S POWERS SURVIVE TRUST TERMINATION. All of the trustee's powers, duties, and immunities shall continue after the time for termination of each trust and until the trustee has made final distribution of the trust property.

                                   ARTICLE 9
                                   ---------

                         ACCOUNTING AND TAX PROVISIONS
                         -----------------------------

     9.1 ACCOUNTING BY TRUSTEE. While both trustors are living, the trustee shall not be required to account to the trustors, unless an accounting is requested in writing by either trustor. After the death of one spouse, the trustee shall not be required to account to the surviving spouse, unless an accounting is requested in writing by the surviving spouse. Written approval of the trustee's account by the trustors, or by the surviving spouse, as the case may be, shall be final and conclusive with respect to all transactions disclosed in it as to all trust beneficiaries. After the death of the surviving spouse, the trustee shall account in the manner provided by the California Trust Law.

     9.2 DETERMINATION OF PRINCIPAL AND INCOME. The trustee shall determine all matters with respect to what is principal and income of the trust estate and the apportionment and allocation of receipts and expenses between those accounts in accordance with the California Revised Uniform Principal and Income Act. Any such matters not provided for either in this instrument or in the California Revised Uniform Principal and Income Act shall be determined by the trustee, in the trustee's reasonable discretion.

     9.3 ALLOCATION OF INCOME AND EXPENSES. Income accrued or unpaid on trust property when received into the trust shall be treated as any other income. Except as otherwise expressly provided in this instrument, income accrued or held undistributed by the trustee at the termination of a trust shall be distributed to the next succeeding beneficiaries of the trust in proportion to their interest in that income. Among successive beneficiaries of a trust, all taxes and current expenses shall be prorated on a daily basis and charged to the period to which they relate.

     9.4 ADJUSTMENT FOR TAX CONSEQUENCES. The trustee is authorized, in the trustee's reasonable discretion, to take any action and to make any election to minimize the tax liabilities of each trust and its beneficiaries, to allocate the benefits among the various beneficiaries, and to make adjustments in the rights of any beneficiaries, or between the income and principal accounts, to compensate for the consequences of any tax election or any investment or other administrative decision that the trustee believes has had the effect of directly or indirectly preferring one beneficiary or group of beneficiaries over others.

     9.5 PURCHASE AND REDEMPTION OF FLOWER BONDS. The trustee is authorized to purchase, at less than par, United States government bonds that are redeemable at par in payment of federal estate taxes ("flower bonds"). The trustee may purchase these bonds in such amounts as the trustee, in the trustee's discretion, considers advisable, if the trustee believes that either trustor is in substantial danger of death. For this purpose, the trustee may partition a part of the trustors' community property and make the purchase from either or both portions. The trustee may purchase the bonds on margin and may borrow funds and give security for that purpose. The trustee shall resolve any doubt concerning the desirability of making the purchase and its amount in favor of making the purchase and in purchasing a larger, even if somewhat excessive, amount. The trustee shall not be liable to either trustor, to any heir of either trustor, or to any beneficiary of this trust for losses resulting from purchases made in good faith. Notwithstanding anything to the contrary in this instrument, the trustee shall redeem all such flower bonds to the fullest extent possible in payment of a deceased trustor's federal estate tax liability, without apportionment or charge against any beneficiary of the trust estate or any transferee of property passing outside the trust estate. The executor or administrator of the deceased trustor's estate, or if none is appointed, the trustee acting under this instrument, shall select the redemption date of the bonds. In determining the income payable to the surviving spouse from the Marital Trust, the trustee shall take into account all accrued interest on bonds redeemed in payment of a deceased trustor's federal estate tax.

                                   ARTICLE 10
                                   ----------

                        TRUST ADMINISTRATION PROVISIONS
                        -------------------------------

    10.1 ADDITIONS TO TRUST. With the consent of the trustee, additional property from any source may be added to the trust estate at any time. The trustee is expressly authorized to accept property transferred to this trust by the will of either trustor, by either trustor's conservator, or by an agent acting on behalf of either trustor under a durable power of attorney.

    10.2 NO PHYSICAL DIVISION REQUIRED. There need be no physical segregation or division of the various trusts created in this instrument except as segregation or division may be required by termination of any of the trusts, but the trustee shall keep separate accounts for the different undivided interests.

    10.3 TRANSACTIONS WITH TRUSTOR'S PROBATE ESTATE. The trustee is expressly authorized to lend money to the probate estate of either trustor, or to any trust created by either trustor, and to purchase property from the probate estate of either trustor, or from any trust created by either trustor, on such terms and conditions as the trustee considers advisable.

    10.4 RESTRICTION ON ASSIGNMENT. The interest of a beneficiary in the principal or interest of this trust shall be free from the claims of creditors and from attachment, execution, bankruptcy, or other legal process to the fullest extent of the law, and the interest of a beneficiary shall not be transferable by voluntary or involuntary assignment or by operation of law, except that a beneficiary may assign all or any part of his or her interest in a trust to any one or more of his or her descendants.

    10.5 DISCLAIMER BY BENEFICIARIES. Any beneficiary of this trust may disclaim all or any part of any interest in property to which the beneficiary is entitled under this instrument. Except as otherwise provided herein, any disclaimed interest shall be distributed as if the beneficiary had predeceased both trustors. No other interest of the beneficiary shall be affected by the disclaimer unless that interest has also been disclaimed.

    10.6 PAYMENTS FOR EDUCATION. Whenever provision is made in this instrument to pay for the education of a beneficiary, the term "education" shall include college, graduate, postgraduate, professional, and vocational studies as long as such studies are pursued to advantage by the beneficiary at an institution of the beneficiary's choice. In determining payments to be made to a beneficiary for education, the trustee shall take into account the beneficiary's reasonably related living and traveling expenses.

    10.7 LOANS TO BENEFICIARY. The trustee is authorized to make loans out of the trust estate to any beneficiary of the trust estate on such terms and conditions as the trustee determines to be fair and reasonable under the circumstances and to guarantee loans to a beneficiary by encumbrances on trust property.

    10.8 BENEFICIARY UNDER LEGAL DISABILITY. The trustee may pay any amount distributable to a beneficiary, without regard to whether the beneficiary is under a legal disability, by paying the amount directly to the beneficiary or by paying the sum to another person for the use or benefit of the beneficiary.

    10.9 DISTRIBUTION TO CUSTODIAN. If a beneficiary otherwise entitled to receive distribution from the trust estate is under age 25 at the time for distribution, the trustee shall not distribute that beneficiary's share outright, but shall instead distribute that share to a custodian serving on behalf of the beneficiary until age 25 under the California Uniform Transfers to Minors Act. If no such custodian is then acting, the trustee may name a custodian from among those persons qualified to serve, which may include the trustee. The trustee shall be free of liability and shall be discharged from any further accountability for distributions made in accordance with this paragraph.

    10.10 DEFERRAL OF DIVISION OR DISTRIBUTION. Whenever the trustee is directed by the provisions of this instrument to make a division or distribution of trust assets on the death of either trustor, the trustee may, in the trustee's discretion, defer that division or distribution until the deceased trustor's federal estate tax has been finally determined. If the trustee defers the distribution or division of trust assets, the deferred division or distribution shall be made as if it had taken place at the time prescribed in this instrument in the absence of this paragraph, and the rights of the beneficiaries of those assets under other provisions of this instrument shall be deemed to have accrued and vested as of that prescribed time.

    10.11 WITHHOLDING DISTRIBUTION SUBJECT TO CLAIMS. At the time for distribution of any property held in this trust, the trustee shall have the authority to withhold from distribution, without payment of interest, all or any part of the trust property, as long as the trustee, in the trustee's discretion, determines that the property may be subject to conflicting claims, to tax deficiencies, or to liabilities, contingent or otherwise, properly incurred in the administration of the trust, provided, however, that the foregoing shall not affect the vesting of any interest in any trust created under this instrument or the accrual and payment of trust income to any beneficiary.

    10.12 EXERCISE OF POWERS OF APPOINTMENT. Except as otherwise specifically provided in this instrument, the provisions regarding distribution of each trust shall be subject to the exercise of any power of appointment over that trust conferred in this instrument. Any property subject to a power of appointment conferred in this instrument shall be deemed not to have been effectively appointed by the holder of the power if the holder has failed to exercise the power, has effectively revoked an exercise of the power, has irrevocably released, disclaimed or renounced the power, or if the holder's attempted exercise of the power is invalid or ineffective for any reason. If no document purporting to exercise the power of appointment has been brought to the attention of the trustee within six months after the death of the holder, the trustee may distribute the trust property subject to the power in accordance with the terms of this instrument as if the power had not been exercised. If a document purporting to exercise the power is subsequently located, the trustee shall not be liable to the appointees under that exercise and the rights of the appointees and the persons receiving property from the trustee shall be governed by applicable law.

    10.13 NO-CONTEST CLAUSE. If a beneficiary under this instrument, alone or in conjunction with any other person or persons, contests or attacks the validity of this instrument in any court or seeks to obtain an adjudication in any proceeding in any court that this trust or any of its provisions are void, or otherwise seeks to void, nullify, or set aside this trust or any of its provisions, or if a beneficiary contests or attacks either trustor's last will or any provisions of those wills in any proceeding designed to thwart their wishes as expressed in those wills, then that beneficiary's right to take any interest given to that beneficiary in this instrument shall be determined as it would have been determined had the beneficiary predeceased the execution of this trust instrument without surviving descendants. The trustee is authorized to defend, at the expense of the trust, any contest or attack on this trust or any of its provisions.

    10.14 CHOICE OF LAW. All questions concerning the validity, construction, interpretation and administration of the trusts created in this instrument shall be governed by the laws of the State of California in force from time to time, regardless of whether the place of administration is changed to another state.

    10.15 CERTIFICATION OF TRUST. Any bank, stock broker, transfer agent, or other third party dealing with the trustee may rely on a written certificate of the trustee or the trustee's attorney as to the existence of this trust and the trustee's authority under this instrument. The trustee may omit the dispositive provisions of this instrument in any copy submitted to a third party and no third party shall have any duty to inquire into or be concerned with the dispositive provisions of the trust.

    10.16 OCCUPANCY OF RESIDENCE BY CHILDREN AND GUARDIANS. After the death of the surviving spouse, trustors' minor children, the guardian of trustors' minor children, and the children of any such guardian, shall have the right to continue to occupy, without payment of rent, all real property in the trust estate that the trustors were using for residential purposes at the time of the surviving spouse's death, whether on a full or part time basis. The trustee is expressly authorized to continue to hold any residential property that the trustee receives or acquires as part of the trust estate for as long as the trustors' minor children continue to occupy it. The trustee is authorized, in the trustee's discretion to sell any such residential property and to purchase, rent, or lease a replacement residence selected by trustee after consultation with the trustors' minor children and the guardian of trustors' minor children. The trustee shall pay out of the income or principal of each trust to which an interest in the property has been allocated a pro rata share of the trust deed payments, property taxes, assessments, insurance premiums, maintenance expenses, and ordinary repairs on the property, or any rent or lease payments, based on the proportionate interest in the property included in each trust.

                                   ARTICLE 11
                                   ----------

                                  DEFINITIONS
                                  -----------

    Except as otherwise provided in this instrument, the following definitions shall apply in interpreting this instrument, unless the context clearly requires otherwise.

    11.1 TRUSTEE. All references to "the trustee" shall include any trustee or co-trustees under this instrument at any time, except that a reference to the trustee of a particular trust shall include only the acting trustee of that trust. All references to the trustee in the singular shall include all acting co-trustees.

    11.2 CURRENT BENEFICIARY. The "current beneficiary" of a trust means the beneficiary or group of beneficiaries who are then entitled or authorized in the trustee's discretion to receive current distributions out of income or principal of the trust.

    11.3 DEATH TAXES. As used in this instrument, the term "death taxes" means all estate, inheritance, and other death taxes, including interest and penalties, except for special use valuation recapture taxes and any federal or state tax imposed on a generation-skipping transfer other than a "direct skip" as that term is defined in the federal tax laws.

    11.4 DECEASED SPOUSE. The term "deceased spouse" as used in this instrument shall have the meaning set forth in paragraph 3.1 above.

    11.5 DESCENDANTS. The term "descendants" means children, grandchildren, and their lineal descendants of all generations. A class designation of descendants, children or grandchildren includes persons legally adopted into the class during minority and persons naturally born into the class in or out of wedlock. A reference to "descendants" in the plural includes a single descendant whenever the context so requires.

    11.6 EDUCATION. The term "education" as used in this instrument shall have the meaning set forth in paragraph ? above.

    11.7 INTERNAL REVENUE CODE. The term "Internal Revenue Code" as used in this instrument shall mean the Internal Revenue Code of 1986, as amended from time to time.

    11.8 BY RIGHT OF REPRESENTATION. Whenever distribution under this instrument is to be made "by right of representation," the property to be distributed shall be divided into as many equal shares as there are living children of the designated ancestor, if any, and deceased children who leave descendants then living. Each living child of the designated ancestor shall receive one share and the share of each deceased child who leaves descendants then living shall be divided in the same manner.

    11.9 SURVIVING SPOUSE. The term "surviving spouse" as used in this instrument shall have the meaning set forth in paragraph 3.1 above.

    11.10 SURVIVOR'S TRUST. The term "Survivor's Trust" as used in this instrument shall have the meaning set forth in paragraph 3.3.1,3.4.1 above.

    11.11 MARITAL TRUST. The term "Marital Trust" as used in this instrument shall have the meaning set forth in paragraph 3.3.2,3.4.2 above.

    11.12 MARITAL TRUSTS. The term "Marital Trusts" as used in this instrument shall have the meaning set forth in paragraph 4.8 above.

    11.13 QTIP ELECTION. The term "QTIP election" as used in this instrument shall mean the election under Section 2056(b)(7) of the Internal Revenue Code.

    11.14 EXEMPTION TRUST. The term "Exemption Trust" as used in this instrument shall have the meaning set forth in paragraph 3.4.3 above.

    11.15 JAMIE AND JULIE'S TRUST. The term "Jamie and Julie's Trust" as used in this instrument shall have the meaning set forth in paragraph 3.3.3 above.

                                   ARTICLE 12
                                   ----------

                             RULES OF CONSTRUCTION
                             ---------------------

    Except as otherwise provided in this instrument, the following rules of construction shall apply in interpreting this instrument, unless the context clearly requires otherwise.

    12.1 SHALL AND MAY. When this instrument states that the trustee shall perform an act, the trustee is required to perform the act. When this instrument states that the trustee may do an act, the trustee's decision to do or not do the act shall be made in the exercise of the trustee's fiduciary discretion.

    12.2 STATUTES, CODES AND REGULATIONS. All references to specific acts, statutes and codes shall include any amended or successor laws.

    12.3 GENDER AND NUMBER. Masculine, feminine and neuter pronouns, and singular and plural words, each include the others whenever the context so indicates.

    12.4 SEVERABILITY CLAUSE. If any provision of this instrument is unenforceable, the remaining provisions shall nevertheless remain in effect.

    12.5 USE OF HEADINGS. The Article and paragraph headings in this instrument are for convenient reference only and are not intended to be fully descriptive of the contents. In no event shall the headings be relied upon in interpreting this instrument.

    12.6 ARTICLE AND PARAGRAPH REFERENCES. Whenever reference is made in this instrument to a specific Article or paragraph, the reference is to the Article or paragraph of this instrument.

                           CERTIFICATION BY TRUSTORS


    We, the undersigned trustors, certify that we have read this Declaration of Trust and that it correctly states the terms under which the trust property is to be held, administered, and distributed by the trustee. We hereby approve the Declaration of Trust in all respects and request that the trustee execute it.


    Executed on June 5, 1991, at Los Angeles, California.


                                     TRUSTORS



                                     /s/ Edward Phillips III
                                     -----------------------------
                                            EDWARD PHILLIPS III



                                     /s/ Norma J. Phillips
                                     -----------------------------
                                            NORMA J. PHILLIPS



                             ACCEPTANCE BY TRUSTEE


    Accepted on June 5, 1991, at Los Angeles, California.


                                     TRUSTEES



                                     /s/ Edward Phillips III
                                     ------------------------------
                                             EDWARD PHILLIPS III



                                     /s/ Norma J. Phillips
                                     ------------------------------
                                            NORMA J. PHILLIPS


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